February 2019

Preliminary Terms No. 1,675
Registration Statement Nos. 333-221595; 333-221595-01
Dated February 28, 2019
Filed pursuant to Rule 433

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Dual Directional Buffered Securities Based on the Value of the Worst Performing of the S&P 500® Index and the Invesco QQQ TrustSM, Series 1 due March 4, 2021

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Dual Directional Buffered Securities, or “securities,” are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest, provide a minimum payment at maturity of only 15% of the stated principal amount and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by this document. The payment at maturity on the securities will be based on the value of the worst performing of the S&P 500® Index and the Invesco QQQ TrustSM, Series 1. At maturity, if the final level of each underlying is greater than its respective initial level, investors will receive the stated principal amount of their investment plus a return reflecting 101.50% of the upside performance of the worst performing underlying. If the final level of either underlying is less than or equal to its respective initial level, but the final level of each underlying is greater than or equal to 85% of its respective initial level, meaning that neither underlying has decreased from its initial level by an amount greater than the buffer amount of 15%, investors will receive the stated principal amount of their investment plus an unleveraged positive return based on the absolute value of the performance of the worst performing underlying, which will be inherently limited to a maximum return of 15%. However, if the final level of either underlying is less than 85% of its respective initial level, meaning that either underlying has decreased from its respective initial level by an amount greater than the buffer amount of 15%, the absolute return feature will no longer be available and instead investors will lose 1% for every 1% decline in the worst performing underlying beyond the specified buffer amount, subject to the minimum payment at maturity of 15% of the stated principal amount. Investors may lose up to 85% of the stated principal amount of the securities. Because the payment at maturity of the securities is based on the worst performing of the underlyings, a decline in either underlying beyond the buffer amount will result in a loss, and potentially a significant loss, of your investment even if the other underlying has appreciated or has not declined as much. The securities are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of two underlyings and forgo current income in exchange for the buffer and absolute return features that in each case apply to a limited range of performance of the worst performing underlying. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

The securities differ from the PLUS described in the accompanying product supplement for PLUS in that the securities offer the potential for a positive return at maturity if the worst performing underlying depreciates by no more than 15%.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	March 4, 2021
Underlyings:	S&P 500® Index (the “SPX Index”) and the Invesco QQQ TrustSM, Series 1 (the “QQQ Shares”)
Aggregate principal amount:	$
Payment at maturity:	If the final level of each underlying is greater than its respective initial level,
$1,000 + ($1,000 × participation rate × underlying percent change of the worst performing underlying)
If the final level of either underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to 85% of its respective initial level, meaning that neither underlying has decreased from its initial level by an amount greater than the buffer amount of 15%,
$1,000 + ($1,000 × absolute underlying return of the worst performing underlying)
If the final level of either underlying is less than 85% of its respective initial level, meaning that either underlying has decreased from its respective initial level by an amount greater than the buffer amount of 15%,
($1,000 × underlying performance factor of the worst performing underlying) + $150
Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than $150 per security at maturity.
Underlying percent change:	With respect to each underlying, (final level – initial level) / initial level
Worst performing underlying:	The underlying with the lesser underlying percent change
Underlying performance factor:	With respect to each underlying, final level / initial level
Absolute underlying return:	The absolute value of the underlying percent change. For example, a -5% underlying percent change will result in a +5% absolute underlying return.
Initial level:

With respect to the SPX Index, , which is the index closing value of such underlying on the pricing date

With respect to the QQQ Shares, $ , which is the closing price of such underlying on the pricing date

Final level:

With respect to the SPX Index, the index closing value of such underlying on the valuation date

With respect to the QQQ Shares, the closing price of such underlying on the valuation date times the adjustment factor on such date

Valuation date:	March 1, 2021, subject to adjustment for non-index business days, non-trading days and certain market disruption events
Minimum payment at maturity:	$150 per security (15% of the stated principal amount)
Participation rate:	101.50%
Adjustment factor:	With respect to the QQQ Shares, 1.0, subject to adjustment in the event of certain events affecting the QQQ Shares
Buffer amount:	15%
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	February 28, 2019
Original issue date:	March 5, 2019 (3 business days after the pricing date)
CUSIP / ISIN:	61768DX26 / US61768DX269
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $985.00 per security, or within $10.00 of that estimate. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$	$
Total	$	$	$
(1)	Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $ for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for PLUS.

(2)	See “Use of proceeds and hedging” on page 19.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2017    Index Supplement dated November 16, 2017    Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Dual Directional Buffered Securities Based on the Value of the Worst Performing of the S&P 500® Index and the Invesco QQQ TrustSM, Series 1 due March 4, 2021

Principal at Risk Securities

Investment Summary

Principal at Risk Securities

The Dual Directional Buffered Securities Based on the Value of the Worst Performing of the S&P 500® Index and the Invesco QQQ TrustSM, Series 1 due March 4, 2021 (the “securities”) can be used:

▪	To gain exposure to the worst performing of two U.S. equity underlyings

▪	To obtain an unleveraged positive return for a limited range of negative performance of the worst performing underlying

If the final level of either underlying is less than 85% of its respective initial level, investors will be negatively exposed to the decline in the worst performing underlying beyond the buffer amount and will lose some or a substantial portion of their investment.

Maturity:	Approximately 2 years
Participation rate:	101.50%
Minimum payment at maturity:	$150 per security (15% of the stated principal amount). Investors may lose up to 85% of the stated principal amount of the securities.
Buffer amount:	15%, with 1-to-1 downside exposure to the worst performing underlying below the buffer
Coupon:	None
Listing:	The securities will not be listed on any securities exchange

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $985.00, or within $10.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the participation rate, the buffer amount and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

February 2019	Page 2

Morgan Stanley Finance LLC

Dual Directional Buffered Securities Based on the Value of the Worst Performing of the S&P 500® Index and the Invesco QQQ TrustSM, Series 1 due March 4, 2021

Principal at Risk Securities

Key Investment Rationale

The securities offer the potential for a positive return at maturity based on the absolute value of a limited range of percentage changes of the worst performing underlying. At maturity, if the final level of each underlying is greater than its respective initial level, investors will receive the stated principal amount of their investment plus a return reflecting 101.50% of the upside performance of the worst performing underlying. If the final level of either underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to 85% of its respective initial level, investors will receive the stated principal amount of their investment plus an unleveraged positive return based on the absolute value of the performance of the worst performing underlying. However, if the final level of either underlying is less than 85% of its respective initial level, the absolute return feature will no longer be available and instead investors will lose 1% for every 1% decline in the worst performing underlying beyond the specified buffer amount, subject to the minimum payment at maturity. Investors may lose up to 85% of the stated principal amount of the securities. All payments on the securities are subject to our credit risk.

Absolute Return Feature	The securities enable investors to obtain an unleveraged positive return if the final level of either underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to 85% of its respective initial level.
Upside Scenario if Both Underlyings Appreciate	Both underlyings increase in value, and, at maturity, the securities redeem for the stated principal amount of $1,000 plus 101.50% of the underlying percent change of the worst performing underlying.
Absolute Return Scenario	The final level of either underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to 85% of its respective initial level. In this case, you receive a 1% positive return on the securities for each 1% negative return on the worst performing underlying. For example, if the final level of the worst performing underlying is 10% less than its respective initial level, the securities will provide a total positive return of 10% at maturity. The maximum return you may receive in this scenario is a positive 15% return at maturity.
Downside Scenario	The final level of either underlying is less than 85% of its respective initial level. In this case, the securities redeem for less than the stated principal amount by an amount proportionate to the percentage decrease of the worst performing underlying over the term of the securities, plus the buffer amount of 15%. For example, if the final level of the worst performing underlying is 70% less than its initial level, the securities will be redeemed at maturity for a loss of 55% of principal at $450, or 45% of the stated principal amount. The minimum payment at maturity is $150 per security.

Because the payment at maturity of the securities is based on the worst performing of the underlyings, a decline in either underlying to less than 85% of its respective initial level will result in a loss, and potentially a significant loss, of your investment, even if the other underlying has appreciated or has not declined as much.

February 2019	Page 3

Morgan Stanley Finance LLC

Dual Directional Buffered Securities Based on the Value of the Worst Performing of the S&P 500® Index and the Invesco QQQ TrustSM, Series 1 due March 4, 2021

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the securities. The following examples are for illustrative purposes only. The actual initial level for each underlying will be determined on the pricing date. Any payment at maturity on the securities is subject to our credit risk. The below examples are based on the following terms:

Stated principal amount:	$1,000 per security
Participation rate:	101.50%
Hypothetical initial level:	With respect to the SPX Index: 2,700 With respect to the QQQ Shares: $170
Minimum payment at maturity:	$150 per security (15% of the stated principal amount)
Buffer amount:	15%

EXAMPLE 1: The final level of each underlying is greater than its respective initial level.

Final level		SPX Index: 2,970
QQQ Shares: $238
Underlying percent change		SPX Index: (2,970 – 2,700) / 2,700 = 10% QQQ Shares: ($238 – $170) / $170 = 40%
Payment at maturity	=	$1,000 + ($1,000 × participation rate × underlying percent change of the worst performing underlying)
	=	$1,000 + ($1,000 × 101.50% × 10%)
	=	$1,101.50

In example 1, the final levels of both the SPX Index and QQQ Shares are greater than their initial levels. The SPX Index has appreciated by 10% while the QQQ Shares have appreciated by 40%. Therefore, investors receive at maturity the stated principal amount plus 101.50% of the appreciation of the worst performing underlying, which is the SPX Index in this example. Investors receive $1,101.50 per security at maturity.

EXAMPLE 2: The final level of one underlying is greater than its respective initial level while the final level of the other underlying is less than its respective initial level, but neither underlying has decreased from its initial level by an amount greater than the buffer amount of 15%.

Final level		SPX Index: 3,780
QQQ Shares: $153
Underlying percent change		SPX Index: (3,780 – 2,700) / 2,700 = 40% QQQ Shares: ($153 – $170) / $170 = -10%
Payment at maturity	=	$1,000 + ($1,000 × absolute underlying return of the worst performing underlying)
	=	$1,000 + ($1,000 × 10%)
	=	$1,100

In example 2, the final level of the SPX Index is greater than its respective initial level, while the final level of the QQQ Shares is less than its respective initial level. The SPX Index has appreciated by 40%, while the QQQ Shares have declined by 10%, but neither underlying has decreased from its initial level by an amount greater than the buffer amount of 15%. Therefore, investors receive at maturity the stated principal amount plus 100% of the absolute value of the performance of the QQQ Shares, which represent the worst performing underlying in this example. Investors receive $1,100 per security at maturity. In this example, investors receive a positive return even though one of the underlyings has declined in value by 10%, due to the absolute return feature of the securities and because neither underlying has declined to below 85% of its initial level.

February 2019	Page 4

Morgan Stanley Finance LLC

Dual Directional Buffered Securities Based on the Value of the Worst Performing of the S&P 500® Index and the Invesco QQQ TrustSM, Series 1 due March 4, 2021

Principal at Risk Securities

EXAMPLE 3: The final level of one underlying is greater than its respective initial level while the final level of the other underlying is less than 85% of its respective initial level.

Final level		SPX Index: 2,970
QQQ Shares: $85
Underlying percent change		SPX Index: (2,970 – 2,700) / 2,700 = 10% QQQ Shares: ($85 – $170) / $170 = -50%
Underlying performance factor		SPX Index: 2,970 / 2,700 = 110% QQQ Shares: $85 / $170 = 50%
Payment at maturity	=	($1,000 × underlying performance factor of the worst performing underlying) + $150
	=	($1,000 × 50%) + $150
	=	$650

In example 3, the final level of the SPX Index is greater than its respective initial level, while the final level of the QQQ Shares is less than 85% of its respective initial level. While the SPX Index has appreciated by 10%, the QQQ Shares have declined by 50%. Therefore, investors are exposed to the negative performance of the QQQ Shares, which represent the worst performing underlying in this example, beyond the buffer amount of 15%, and receive a payment at maturity of $650 per security. In this example, investors lose the benefit of the absolute return feature and are exposed to the negative performance of the worst performing underlying even though the other underlying has appreciated in value by 10%, because the final level of each underlying is not greater than or equal to 85% of its respective initial level.

EXAMPLE 4: The final level of each underlying is less than its respective initial level, but neither underlying has decreased from its initial level by an amount greater than the buffer amount of 15%.

Final level		SPX Index: 2,565
QQQ Shares: $153
Underlying percent change		SPX Index: (2,565 – 2,700) / 2,700 = -5% QQQ Shares: ($153 – $170) / $170 = -10%
Payment at maturity	=	$1,000 + ($1,000 × absolute return of the worst performing underlying)
	=	$1,000 + ($1,000 × 10%)
	=	$1,100

In example 4, the final level of each underlying is less than its respective initial level, but neither underlying has decreased from its initial level by an amount greater than the buffer amount of 15%. The SPX Index has declined by 5% while the QQQ Shares have declined by 10%. Therefore, investors receive at maturity the stated principal amount plus 100% of the absolute value of the performance of the QQQ Shares, which represent the worst performing underlying in this example. Investors receive $1,100 per security at maturity.

EXAMPLE 5: The final level of each underlying is less than 85% of its respective initial level.

Final level	SPX Index: 810
QQQ Shares: $68
Underlying percent change	SPX Index: (810 – 2,700) / 2,700 = -70% QQQ Shares: ($68 – $170) / $170 = -60%
Underlying performance factor	SPX Index: 810 / 2,700 = 30% QQQ Shares: $68 / $170 = 40%

February 2019	Page 5

Morgan Stanley Finance LLC

Dual Directional Buffered Securities Based on the Value of the Worst Performing of the S&P 500® Index and the Invesco QQQ TrustSM, Series 1 due March 4, 2021

Principal at Risk Securities

Payment at maturity	=	($1,000 × underlying performance factor of the worst performing underlying) + $150
	=	($1,000 × 30%) + $150
	=	$450

In example 5, the final levels of both the SPX Index and the QQQ Shares are less than their respective initial levels by an amount greater than the buffer amount of 15%. The SPX Index has declined by 70% while the QQQ Shares have declined by 60%. Therefore, investors are exposed to the negative performance of the SPX Index, which is the worst performing underlying in this example, beyond the buffer amount of 15%, and receive a payment at maturity of $450 per security.

Because the payment at maturity of the securities is based on the worst performing of the underlyings, a decline in either underlying by an amount greater than the buffer amount of 15% will result in a loss, and potentially a significant loss, of your investment, even if the other underlying has appreciated or has not declined as much.

February 2019	Page 6

Morgan Stanley Finance LLC

Dual Directional Buffered Securities Based on the Value of the Worst Performing of the S&P 500® Index and the Invesco QQQ TrustSM, Series 1 due March 4, 2021

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not pay interest and provide a minimum payment at maturity of only 15% of the stated principal amount. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest and provide a minimum payment at maturity of only 15% of the stated principal amount of the securities. If the final level of either underlying is less than 85% of its initial level, the absolute return feature will no longer be available and you will instead receive for each security that you hold a payment at maturity that is less than the stated principal amount of each security by an amount proportionate to the decline in the value of the worst performing underlying from its initial level, plus $150 per security. Accordingly, investors may lose up to 85% of the stated principal amount of the securities.

▪	You are exposed to the price risk of both underlyings. Your return on the securities is not linked to a basket consisting of both underlyings. Rather, it will be based upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlyings. Poor performance by either underlying over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. If either underlying declines to below 85% of its respective initial level as of the valuation date, you will lose some or a substantial portion of your investment, even if the other underlying has appreciated or has not declined as much. Accordingly, your investment is subject to the price risk of both underlyings.

▪	Because the securities are linked to the performance of the worst performing underlying, you are exposed to greater risk of sustaining a loss on your investment than if the securities were linked to just one underlying. The risk that you will suffer a loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With two underlyings, it is more likely that either underlying will decline to below 85% of its initial level as of the valuation date than if the securities were linked to only one underlying. Therefore it is more likely that you will suffer a loss on your investment.

▪	The market price of the securities will be influenced by many unpredictable factors. Several factors will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including the value, volatility and dividend yield of each of the underlyings, interest and yield rates in the market, time remaining until the securities mature, geopolitical conditions and economic, financial, political, regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. The levels of the underlyings may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “S&P 500® Index Overview” and “Invesco QQQ TrustSM, Series 1 Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity and therefore you are subject to our credit risk. If we default on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings

February 2019	Page 7

Morgan Stanley Finance LLC

Dual Directional Buffered Securities Based on the Value of the Worst Performing of the S&P 500® Index and the Invesco QQQ TrustSM, Series 1 due March 4, 2021

Principal at Risk Securities

they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	The QQQ Shares are subject to risks associated with investments concentrated in the non-financial equities sector. All or substantially all of the equity securities held by the QQQ Shares are issued by companies whose primary business is directly associated with non-financial equities. The QQQ Shares may therefore be subject to increased price volatility, as they may be more susceptible to adverse economic, market, political or regulatory events affecting a particular industry or market sector.

▪	The amount payable on the securities is not linked to the values of the underlyings at any time other than the valuation date. The final level of each underlying will be based on the closing level of such underlying on the valuation date, subject to postponement for non-index business days, non-trading days and certain market disruption events. Even if both underlyings appreciate prior to the valuation date but the value of either underlying drops by the valuation date to less than 85% of its initial level, the payment at maturity will be less than it would have been had the payment at maturity been linked to the values of the underlyings prior to such drop. Although the actual values of the underlyings on the stated maturity date or at other times during the term of the securities may be higher than their respective final levels, the payment at maturity will be based solely on the closing levels on the valuation date.

▪	Investing in the securities is not equivalent to investing in either underlying or the stocks composing the SPX Index or the NASDAQ-100 Index®. Investing in the securities is not equivalent to investing in either underlying or the component stocks of either the SPX Index or the NASDAQ-100 Index®. As an investor in the securities, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute either the SPX Index or the NASDAQ-100 Index®.

▪	Adjustments to the SPX Index could adversely affect the value of the securities. The publisher of the SPX Index may add, delete or substitute the stocks constituting the SPX Index or make other methodological changes that could change the value of the SPX Index. The publisher of the SPX Index may discontinue or suspend calculation or publication of the SPX Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪	Adjustments to the QQQ Shares or the index tracked by the QQQ Shares could adversely affect the value of the securities. The investment adviser to the QQQ Shares, Invesco Capital Management LLC (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the NASDAQ-100 Index® (the “share underlying index”). Pursuant to its investment strategies or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the QQQ Shares. Any of these actions could adversely affect the price of the QQQ Shares and, consequently, the value of the securities. Nasdaq, Inc. is responsible for calculating and maintaining the share underlying index. The publisher may add, delete or substitute the stocks constituting the share underlying index or make other methodological changes that could change the level of the share underlying index. The publisher of the share underlying index may discontinue or suspend calculation or publication of the share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the QQQ Shares and, consequently, the value of the securities.

▪	The performance and market price of the QQQ Shares, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the QQQ Shares. The QQQ Shares do not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index. In addition, the performance of the QQQ Shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index. All of these factors may lead to a lack of correlation between the performance of QQQ Shares and the share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the QQQ Shares may impact the variance between the performances of QQQ Shares and the share underlying index. Finally, because the shares of the QQQ Shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the QQQ Shares may differ from the net asset value per share of the QQQ Shares.

February 2019	Page 8

Morgan Stanley Finance LLC

Dual Directional Buffered Securities Based on the Value of the Worst Performing of the S&P 500® Index and the Invesco QQQ TrustSM, Series 1 due March 4, 2021

Principal at Risk Securities

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the QQQ Shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the QQQ Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the QQQ Shares, and their ability to create and redeem shares of the QQQ Shares may be disrupted. Under these circumstances, the market price of shares of the QQQ Shares may vary substantially from the net asset value per share of the QQQ Shares or the level of the share underlying index.

For all of the foregoing reasons, the performance of the QQQ Shares may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the QQQ Shares.  Any of these events could materially and adversely affect the price of the shares of the QQQ Shares and, therefore, the value of the securities.  Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment on the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the QQQ Shares on the valuation date, even if the QQQ Shares’ shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the QQQ Shares.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the QQQ Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the QQQ Shares. However, the calculation agent will not make an adjustment for every event that can affect the QQQ Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities will be influenced by many unpredictable factors” above.

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▪	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to either underlying or the share underlying index), including taking positions in stocks constituting the SPX Index or the share underlying index or taking positions in the QQQ Shares, futures and/or options contracts on the SPX Index, the QQQ Shares, the share underlying index or their component stocks listed on major securities markets. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the stocks that constitute the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial level of an underlying, and, therefore, could increase the value at or above which such underlying must close on the valuation date so that investors do not suffer a loss on their initial investment in the securities (depending also on the performance of the other underlying). Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the closing value of either underlying on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity (depending also on the performance of the other underlying).

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial levels and the final levels, including whether any underlying has decreased to below 85% of its respective initial level, and will calculate the amount of cash you receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, whether to make any adjustments to the adjustment factor and the selection of a successor index or calculation of the index closing value of the SPX Index or the closing price of the QQQ Shares, as applicable, in the event of a market disruption event or discontinuance of an underlying. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s),” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. Additionally, as discussed under “United States Federal Taxation—FATCA” in the accompanying product supplement for PLUS, the withholding rules commonly referred to as “FATCA” would apply to the securities if they were recharacterized as debt instruments.

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However, recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization) eliminate the withholding requirement on payments of gross proceeds of a taxable disposition. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed in this document. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”), consists of stocks of 500 component companies selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P 500® Index” in the accompanying index supplement.

Information as of market close on February 27, 2019:

Bloomberg Ticker Symbol:	SPX
Current Index Value:	2,792.38
52 Weeks Ago:	2,744.28
52 Week High (on 9/20/2018):	2,930.75
52 Week Low (on 12/24/2018):	2,351.10

The following graph sets forth the daily closing values of the SPX Index for the period from January 1, 2014 through February 27, 2019. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SPX Index for each quarter in the same period. The closing value of the SPX Index on February 27, 2019 was 2,792.38. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The SPX Index has at times experienced periods of high volatility, and you should not take the historical values of the SPX Index as an indication of its future performance.

SPX Index Daily Closing Values January 1, 2014 to February 27, 2019

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S&P 500® Index	High	Low	Period End
2014
First Quarter	1,878.04	1,741.89	1,872.34
Second Quarter	1,962.87	1,815.69	1,960.23
Third Quarter	2,011.36	1,909.57	1,972.29
Fourth Quarter	2,090.57	1,862.49	2,058.90
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter	2,109.79	1,923.82	2,043.94
2016
First Quarter	2,063.95	1,829.08	2,059.74
Second Quarter	2,119.12	2,000.54	2,098.86
Third Quarter	2,190.15	2,088.55	2,168.27
Fourth Quarter	2,271.72	2,085.18	2,238.83
2017
First Quarter	2,395.96	2,257.83	2362.72
Second Quarter	2,453.46	2,328.95	2,423.41
Third Quarter	2,519.36	2,409.75	2,519.36
Fourth Quarter	2,690.16	2,529.12	2,673.61
2018
First Quarter	2,872.87	2,581.00	2,640.87
Second Quarter	2,786.85	2,581.88	2,718.37
Third Quarter	2,930.75	2,713.22	2,913.98
Fourth Quarter	2,925.51	2,351.10	2,506.85
2019
First Quarter (through February 27, 2019)	2,796.11	2,447.89	2,792.38

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. See “S&P 500® Index” in the accompanying index supplement.

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Invesco QQQ TrustSM, Series 1 Overview

The Invesco QQQ TrustSM, Series 1, is an exchange-traded fund managed by Invesco Capital Management LLC, which seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the NASDAQ-100 Index®. Effective June 4, 2018, the name of the fund was changed from PowerShares QQQ TrustSM, Series 1, to its current name, and effective on or about June 4, 2018, the name of the sponsor of the Invesco QQQ TrustSM, Series 1, was changed to Invesco Capital Management LLC. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Invesco QQQ TrustSM pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-61001 and 811-08947, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. We make no representation or warranty as to the accuracy or completeness of such information.

Information as of market close on February 27, 2019:

Bloomberg Ticker Symbol:	QQQ UP
Current Share Price:	$173.59
52 Weeks Ago:	$168.29
52 Week High (on 8/29/2018):	$186.74
52 Week Low (on 12/24/2018):	$143.50

The following graph sets forth the daily closing prices of the QQQ Shares for the period from January 1, 2014 through February 27, 2019. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the QQQ Shares for each quarter in the same period. The closing price of the QQQ Shares on February 27, 2019 was $173.59. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The QQQ Shares have at times experienced periods of high volatility, and you should not take the historical values of the QQQ Shares as an indication of future performance.

QQQ Shares Daily Closing Prices January 1, 2014 to February 27, 2019

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Invesco QQQ TrustSM, Series 1 (CUSIP 46090E103)	High ($)	Low ($)	Period End ($)
2014
First Quarter	91.06	84.29	87.68
Second Quarter	93.91	84.11	93.91
Third Quarter	100.28	94.22	98.79
Fourth Quarter	106.01	91.79	103.25
2015
First Quarter	109.38	99.65	105.60
Second Quarter	110.96	105.05	107.07
Third Quarter	113.98	98.09	101.76
Fourth Quarter	115.16	102.22	111.86
2016
First Quarter	109.50	96.32	109.20
Second Quarter	111.23	102.22	107.54
Third Quarter	119.09	107.42	118.72
Fourth Quarter	120.82	113.65	118.48
2017
First Quarter	132.47	119.54	132.38
Second Quarter	143.57	130.40	137.64
Third Quarter	146.42	136.19	145.45
Fourth Quarter	158.64	145.58	155.76
2018
First Quarter	174.08	153.45	160.13
Second Quarter	177.60	155.51	171.65
Third Quarter	186.74	170.80	185.79
Fourth Quarter	186.17	143.50	154.26
2019
First Quarter (through February 27, 2019)	173.70	149.82	173.59

This document relates only to the securities offered hereby and does not relate to the QQQ Shares. We have derived all disclosures contained in this document regarding the Invesco QQQ TrustSM, Series 1, from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Invesco QQQ TrustSM, Series 1. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Invesco QQQ TrustSM, Series 1, is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the QQQ Shares (and therefore the price of the QQQ Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Invesco QQQ TrustSM, Series 1, could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the QQQ Shares.

We and/or our affiliates may presently or from time to time engage in business with the Invesco QQQ TrustSM, Series 1. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Invesco QQQ TrustSM, Series 1, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the QQQ Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Invesco QQQ TrustSM, Series 1, as in your judgment is appropriate to make an informed decision with respect to an investment linked to the QQQ Shares.

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The securities are not sponsored, endorsed, sold, or promoted by the Invesco QQQ TrustSM, Series 1. The Invesco QQQ TrustSM, Series 1, makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. The Invesco QQQ TrustSM, Series 1, has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

NASDAQ-100 Index®. The NASDAQ-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The NASDAQ Stock Market LLC. The NASDAQ-100 Index includes companies across a variety of major industry groups. At any moment in time, the value of the NASDAQ-100 Index equals the aggregate value of the then-current NASDAQ-100 Index share weights of each of the NASDAQ-100 Index component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index component security, multiplied by each such security’s respective last sale price on NASDAQ (which may be the official closing price published by NASDAQ), and divided by a scaling factor, which becomes the basis for the reported NASDAQ-100 Index value. The NASDAQ-100 Index® is described in “NASDAQ-100 Index®” in the accompanying index supplement.

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Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
SPX Index publisher:	S&P Dow Jones Indices LLC, or any successor thereof.
Share underlying index:	The NASDAQ-100 Index®
Share underlying index publisher:	Nasdaq, Inc., or any successor thereof.
Securities:	The accompanying product supplement refers to these securities as the “Buffered PLUS.”
Denominations:	$1,000 per security and integral multiples thereof
Postponement of maturity date:	If the scheduled valuation date is not an index business day or a trading day, as applicable, with respect to either underlying or if a market disruption event occurs with respect to either underlying on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following the latest valuation date as postponed with respect to either underlying.
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 securities
Tax considerations:	Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

▪ A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

▪ Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

Because the securities are linked to shares of an exchange-traded fund, although the matter is not clear, there is a substantial risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the securities, including the leveraged upside payment and the fact that the securities are linked to an index in addition to an exchange-traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the securities were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for PLUS for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive

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effect.

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2021 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the QQQ Shares, in stocks constituting the SPX Index or the share underlying index, in futures and/or options contracts on the SPX Index, the QQQ Shares, the share underlying index or their component stocks listed on major securities markets, or positions in any other

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available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the level of either underlying on the pricing date, and therefore could increase the level at or above which such underlying must close on the valuation date so that investors do not suffer a loss on their initial investment in the securities (depending also on the performance of the other underlying). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the valuation, by purchasing and selling the QQQ Shares, the stocks constituting the SPX Index or the share underlying index, futures or options contracts on the SPX Index, the QQQ Shares, the share underlying index or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of either underlying, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity (depending also on the performance of the other underlying). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.
Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no

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assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)    the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to

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be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of the securities should consult and rely on their own counsel and advisers as to whether an investment in the securities is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley, Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $ for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for PLUS, index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov.as follows:

Product Supplement for PLUS dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

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Terms used but not defined in this document are defined in the product supplement for PLUS, in the index supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

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